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                                                                   EXHIBIT 10.49

                            DIRECTORS' EQUITY PROGRAM

     By unanimous Consent the Cambrex Corporation Board of Directors resolved that as of January 1, 2008, no non-employee director shall receive a stock option award under the terms of the Non-Employee Director Program of the 1996, 1998, 2001 and 2003 Stock Option Plans and the 2004 Incentive Plan, as such option award Program is described in the Company's Proxy Statement for its 2008 Annual Meeting of Shareholders. Such Consent further established a new Directors' Equity Program which provides that on the last business day of each calendar quarter commencing on March 31, 2008, each Non-employee Director shall receive an award of Restricted Stock Units ("RSU's") equivalent in value to Four Thousand Dollars ($4,000) such number of RSU's to be determined by dividing the sum of Four Thousand Dollars ($4,000) by the closing share price on the date of the award rounded down to the nearest full share, provided that such RSU's shall neither vest nor be available for sale until a period of six (6) months from the date of grant.